Exhibit 10.1

FORM OF
OMNIBUS AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS AND EMPLOYEE NONQUALIFIED OPTION AWARD AGREEMENTS UNDER THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN (“AMENDMENT”)

WHEREAS, Taylor Morrison Home Corporation (the “Company”), a Delaware corporation, previously granted to certain equity award recipients (each, a “Participant”) awards of (i) restricted stock units and/or (ii) stock options relating to the Company’s Common Stock under the Company’s 2013 Omnibus Equity Award Plan (as amended, restated, or modified from time to time, the “Plan”);

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has the authority to establish the terms and conditions of awards under the Plan, and to make certain amendments with respect thereto;

WHEREAS, the Participants currently outstanding agreements with respect to previous awards of restricted stock units and stock options under the Plan include (i) each agreement covering an award of restricted stock units that vest based on both the completion of a period of service and the satisfaction of a performance condition (each such award, a “Performance-Based RSU” and each such agreement, a “Performance-Based RSU Agreement”), (ii) each agreement covering an award of restricted stock units that vest based on the completion of a period of service, only (each such award, a “Time-Based RSU” and each such agreement, a “Time-Based RSU Agreement”), and (iii) each agreement covering an award of stock options that vest based on the completion of a period of service (each such award, a “Time-Based Option” and each such agreement, a “Time- Based Option Agreement,” and together with the Performance-Based RSU Agreements and Time-Based RSU Agreements, the “Award Agreements”);

WHEREAS, the Award Agreements currently provide for certain vesting enhancements upon the occurrence of a Participant’s “Retirement” as defined therein;

WHEREAS, the Committee has determined to amend the definition of “Retirement” under the Award Agreements to include both voluntary and involuntary terminations of employment that meet the other requirements of such definition; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan or the Award Agreements, as applicable.

NOW, THEREFORE, effective as of May 25, 2023 (the “Amendment Date”), the Company hereby amends Award Agreements as follows:

1.
Amendment to Retirement Definition. The defined term “Retirement” in each Award Agreement, to the extent such term was included in such Award Agreement immediately prior to the Amendment Date, is hereby amended to replace the words “voluntary termination of his or her Employment” with the words “termination of his or her Employment for any reason (other than for Cause)”.

2.
No Change to Other Requirements for Retirement. The other prongs of the “Retirement” definition as set forth in the Award Agreements (including, without limitation, the requirements with respect to (i) no existence of grounds for a “Cause” termination, (ii) attainment of Retirement Age and required years of Employment and (iii) Retirement occurring at least 12 months following the Date of Grant) shall not be affected by this Amendment.
3.
Remainder of Award Agreements. Except as specifically set forth in this Amendment, all other provisions of the Award Agreements shall remain in full force and effect as originally set forth therein. By executing this Amendment, the Company neither waives nor relinquishes any right which arose under or that relates to the terms of the Award Agreements prior to this Amendment.
4.
Construction. On and after the date that this Amendment is effective, each reference to the Award Agreements shall mean and be a reference to each such Award Agreement as amended hereby, and this Amendment and each such Award Agreement shall be read together and construed as a single instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Amendment as set forth below.

TAYLOR MORRISON HOME CORPORATION

By:

Name: Sheryl D. Palmer

Title: Chairman & Chief Executive Officer

Date: